SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 2004

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4462	36-1823834
(Commission File Number)	(I.R.S. Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 446-7500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2004, Stepan Company (“Stepan”) reached an agreement with the United States regarding environmental remediation work to be completed at Stepan’s site in Maywood, New Jersey. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

As previously disclosed by Stepan, discussions with the United States have been ongoing to attempt to resolve certain claims against Stepan for response costs incurred at the Maywood site. Under the terms of this new settlement agreement (“Settlement Agreement”), the United States and Stepan agree to fulfill the terms of a Cooperative Agreement reached in 1985 under which the United States will take title to and responsibility for radioactive waste removal, including past and future remediation costs incurred by the United States. In addition, Stepan has agreed to grant an easement and access to Stepan’s property, relocate certain structures to allow for remediation work and maintain certain regulatory permits through completion of the remediation work. Stepan does not expect to adjust its environmental reserves as a result of this settlement. A copy of the Settlement Agreement is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release of Stepan Company dated November 17, 2004

99.2	Settlement Agreement dated November 12, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

By:	/s/ Kathleen M. Owens
Kathleen M. Owens Assistant Secretary

Date: November 18, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Stepan Company dated November 17, 2004

99.2	Settlement Agreement dated November 12, 2004

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